SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

             Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of Earliest event reported)       July 21, 1999
                                                ---------------------------

                        CHUGACH ELECTRIC ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)

          Alaska                 33-42125               92-0014224
 State or Other Jurisdiction   (Commission File        (IRS Employer
      of Incorporation)             Number)           Identification No.)

5601 Minnesota Drive, Anchorage, Alaska                 99518
(Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:  (907) 563-7494

                                      None
        (Former Name or Former Address, if Changed Since Last Report

Item 5.  Other Events

Reference is made to the information set forth under the caption "Unsolicited Acquisition Proposal by Matanuska Electric Association, Inc." in Item 5 of Part II of the Report on Form 10-Q of Chugach Electric Association, Inc.("Chugach") for the quarter ended March 31, 1999 with respect to the MEA Proposal (as therein defined) and certain related matters. Such information is incorporated herein by reference.

Having determined that 10% of its members have signed petitions solicited by Matanuska Electric Association, Inc.("MEA") requesting a special meeting of Chugach members to consider and vote on MEA's proposal to acquire Chugach's assets, and having communicated that fact to MEA in a July 8, 1999 letter, the Chugach Board of Directors decided at its meeting on July 21, 1999, to convene a special meeting of Chugach members on November 18, 1999 to consider and vote on MEA's proposal. In announcing the special meeting of members, the Chugach Board stated that it hoped to avoid further costly litigation by a vote of Chugach members against the proposal and it urged Chugach members to vote "No". The Board also reiterated its position that the proposed transaction cannot legally occur without Board approval.

The text of the ballot proposition on which Chugach members will vote was supplied by MEA. It reads as follows:

     Shall the Board of Directors of Chugach Electric Association, Inc. ("Chugach") be directed to sell all of the assets of Chugach to a wholly owned subsidiary of Matanuska Electric Association, Inc. ("MEA") under the following terms and conditions:

     1. MEA will pay for these assets by assuming all of Chugach's liabilities, including Chugach's responsibility to pay capital credits to its members.

     2. Concurrently with the sale of Chugach's assets, MEA's subsidiary will sell all of the distribution assets it acquires from Chugach to MEA. As partial consideration for the purchase of these assets, MEA will assume the responsibility to pay the capital credits of Chugach's former members.

     3. All of Chugach's current members shall be eligible to become members of MEA.

     4. The terms and conditions of the proposed sale shall be contingent on compliance with all statutory and regulatory requirements of the State of Alaska, including approval by the Regulatory Commission of Alaska.

At the same time it decided to convene a special meeting of Chugach's members, the Board of Directors also decided to hold a public hearing, pursuant to Chugach's bylaws, to discuss MEA's acquisition proposal. The public hearing is scheduled for August 24, 1999. Chugach has mailed to its members notice of the special membership meeting and public hearing, along with a voting package containing ballots that members may use to vote on MEA's proposal in lieu of attending the special membership meeting. Chugach has also provided MEA a list of all Chugach members to enable MEA to communicate directly with Chugach members concerning MEA's proposal.

Chugach believes that any sale of its assets to MEA would require the approval of both its members and its Board of Directors. MEA appears to take the position that the approval of Chugach's Board is not required if a majority of Chugach's 56,000 members vote in favor of the sale and at least 2/3 of the members who actually vote favor the sale.

There continue to be significant uncertainties affecting the likelihood that the sale of assets to MEA would be consummated, including whether a supermajority of Chugach members will approve the proposed sale at the November 18 special meeting of members, whether member approval of the proposal would have any legal effect in light of the rejection of the proposed sale by the Chugach Board of Directors, and whether any acquisition -- even if approved by Chugach -- would be approved by the Regulatory Commission of Alaska (formerly known as the Alaska Public Utilities Commission).

The following information is provided as background for the Board's decision to call a special meeting of Chugach's members to vote on MEA's proposal and supplements the information set forth under the caption "Unsolicited Acquisition Proposal by Matanuska Electric Association, Inc." in Item 5 of Part II of Chugach's Report on Form 10-Q for the quarter ended March 31, 1999.

The Chugach Electric Association Board decided that it was not interested in pursuing the suggestion from Matanuska Electric Association for a meeting with the MEA Board to discuss a possible combination of the two utilities. In a May 25, 1999 letter to MEA conveying this decision, Chugach stated that it remained willing to act cooperatively on matters of mutual benefit to the members of the two Associations and, in doing so, to begin rebuilding good will between them. The letter noted that the hostility exhibited during the previous seven months by MEA had severely damaged good will and trust between the Boards and management of each entity, compelling Chugach to question the practicality of MEA's suggestion for a combination. The letter reiterated the position of the Chugach Board that MEA's acquisition proposal, which the Board unanimously rejected last year, is misleading, flawed and contrary to the best interests of Chugach's members. The letter further stated that the Chugach Board does not see any substantial advantages for Chugach members in a different combination of the two utilities and that any possible savings that might result from such a combination are far outweighed by the disadvantages.

Because a pending recall of MEA's Board of Directors, if successful, could have caused MEA to withdraw its proposal to acquire Chugach's assets, on April 29, 1999, Chugach advised MEA that it would defer verification of petition signatures pending the outcome of MEA's recall election. MEA subsequently agreed to that deferral. On May 28, 1999, following the reconvened session of MEA's Annual Membership Meeting, MEA delivered a letter advising Chugach that the effort to recall the MEA Board of Directors had failed. The letter stated that any uncertainty on the part of Chugach as to MEA's continuing interest in acquiring the assets and liabilities of Chugach had been resolved, and requested Chugach to proceed as soon as possible with verification of signatures on petitions submitted by MEA to Chugach on April 28, 1999.

On June 3, 1999, Chugach informed MEA that Chugach would proceed with the process of signature verification and tabulation in accordance with its customary procedures, and on the same day instructed its election contractor (a local CPA firm) to proceed with counting and verification of petition signatures. Chugach advised MEA that this process would take some time and that Chugach would issue no statements regarding the status of its examination of the documents prior to completion.

On June 28, 1999, MEA filed a complaint in Anchorage Superior Court alleging that Chugach had not acted with sufficient speed to count petition signatures and was seeking a preliminary injunction requiring Chugach to complete the process of verifying and counting petition signatures and call a special meeting of its members to consider and vote on the MEA acquisition proposal. On July 8, Chugach delivered a letter to MEA and filed its answer to MEA's complaint, in each case noting that it had completed the verification and tabulation process, that 10% of Chugach's members had signed the MEA petitions and that Chugach's Board of Directors would meet on July 21 to consider whether to call a special meeting. MEA filed a notice of dismissal of this lawsuit. Chugach opposed dismissal for the limited purpose of requesting attorney fees. On July 26, 1999 the court granted Chugach's motion allowing Chugach to seek attorney fees prior to entry of dismissal.

On July 7, 1999, MEA filed another complaint in Anchorage Superior Court alleging (among other things) that Chugach had violated the Modified Agreement for the Sale and Purchase of Electric Power and Energy among Chugach, MEA and Alaska Electric Generation & Transmission Cooperative, Inc. (the "Tripartite Agreement"), by failing to provide certain information to MEA and by failing to refinance its bonds. Under that contract, Chugach sells to MEA substantially all of the electric energy used by MEA. MEA's complaint seeks unspecified damages and a declaratory order requiring Chugach to provide information "so as to enable MEA to provide substantive comments to [Chugach] prior to [Chugach's] undertaking or otherwise embarking upon any transaction or arrangement" within the scope of the disclosure requirements contained in the Tripartite Agreement and certain other information relating to Chugach's internet service provider business, rate-lock contract and a study commissioned by Chugach relating to a possible combination of Chugach and MEA. MEA's allegations and Chugach's position with respect to the refinancing of Chugach's long-term bonds are substantially similar to those previously presented to the Alaska Public Utilities Commission and already described under the caption "Matanuska Electric Association, Inc. v. Chugach Electric Association, Inc. U-98-180" in
Item 1 of Part II of Chugach's Report on Form 10-Q for the quarter ended March 31, 1999. Chugach also believes that it has provided MEA all information required under the terms of the Tripartite Agreement and intends vigorously to defend against MEA's allegations.

On July 26, 1999, MEA amended its complaint to allege that Chugach's mailing to its members, prior to August 24, 1999 (the date of the scheduled public hearing on the MEA proposal), of ballots and a brochure informing its members why the Chugach Board rejected MEA's proposal will cause irreparable harm to MEA, and to seek an injunction requiring Chugach not to send out ballots until after August 24, 1999. MEA also filed a motion for preliminary injunction and has sought expedited consideration of that motion. Chugach believes that MEA's new claims are without merit and intends vigorously to defend against them. Oral argument on MEA's motion for a preliminary injunction has not yet been scheduled, but is expected to occur on or before August 9, 1999.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.



Date:  July 28, 1999                      CHUGACH ELECTRIC ASSOCIATION, INC.



                                           By:      /s/ Eugene N. Bjornstad
                                                    Eugene N. Bjornstad
                                                    General Manager